    As filed with the Securities and Exchange Commission on January 13, 1997
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE MAXIM GROUP, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                 58-2060334
     ---------------------------------     --------------------------------
     (State or other jurisdiction          (I.R.S. Employer Identification
      of incorporation or organization)                Number)

                 210 TownPark Drive, Kennesaw,       Georgia 30144
     ----------------------------------------------------------------------
            (Address of Principal Executive Offices)   ( Zip Code)

                                    RSO PLAN
                                    --------
                            (Full Title of the Plan)

                                   A.J. NASSAR
                      President and Chief Executive Officer
                               210 TownPark Drive
                             Kennesaw, Georgia 30144
                                 (770) 590-9369
                                 --------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                             Robert T. Molinet, Esq.
                         Smith, Gambrell & Russell, LLP
                            3343 Peachtree Road, N.E.
                             Suite 1800, East Tower
                           Atlanta, Georgia 30326-1010
                                 (404) 264-2620

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                      Proposed Maximum         Proposed Maximum
  Title of Securities         Amount to be           Offering Price Per       Aggregate Offering                Amount of
   to be Registered            Registered                 Share(1)                 Price(1)                  Registration Fee
   ----------------            ----------                 --------                 --------                  ----------------
Options and Shares of
$.001 par value                  932,615                   $16.69                 $15,565,344                     $4,717
Common Stock                     Shares
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market System on January 6, 1997.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1. The Company's Transition Report on Form 10-K for the ten months ended January 31, 1996; 2. The Company's Amendment No. 1 on Form 10-K/A dated October 15, 1996 to its Transition Report on Form 10-K for the ten months ended January 31, 1996;
3. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996;
4. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996;
5. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996;
6.       The Company's Current Report on Form 8-K dated May 31, 1996;
7.       The Company's Current Report on Form 8-K dated August 30, 1996;
8. The Company's Amendment No. 1 on Form 8-K/A dated November 15, 1996 to its Current Report on Form 8-K dated August 30, 1996; and
9. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 12, 1993 and as amended by Amendment No. 1 on Form 8-A/A as filed with the Commission on August 26, 1993.

ITEM 4.         DESCRIPTION OF SECURITIES.

        No response is required to this item.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

        No response is required to this item.

ITEM 6.         INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

        Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

        No response to this Item is required.

ITEM 8.         EXHIBITS.

        The following exhibits are filed with this Registration Statement.

        EXHIBIT

        NUMBER           DESCRIPTION OF EXHIBIT

        4.1              Plan and Agreement of Conversion dated July 31, 1993.

        4.2              Assumption Agreement dated August 30, 1996 by the Registrant to Image
                         Industries, Inc.

        4.3              Form of Non-Qualified Stock Option Agreement.

        5.1              Opinion of Smith, Gambrell & Russell, LLP.

        23.1             Consent of Arthur Andersen LLP.

        23.2             Consent of KPMG Peat Marwick LLP.

        23.3             Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as
                         Exhibit 5.1).

        24.1             Powers of Attorney (contained on the signature page to this Registration
                         Statement).

ITEM 9.         UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kennesaw, State of Georgia, on the 5th day of December, 1996.

                                       THE MAXIM GROUP, INC.


                                       By:   /s/  A.J. Nassar
                                           ---------------------------------
                                                        A.J. Nassar
                                                President and Chief Executive
                                                        Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

                SIGNATURE                   Title                    Date

/s/ A.J. Nassar           President, Chief Executive Officer   December 5, 1996
----------------------    and Director (principal executive
A. J. Nassar
                          officer)

/s/ Thomas P. Leahey      Executive Vice President, Finance    December 5, 1996
----------------------    and Treasurer (principal financial
Thomas P. Leahey          officer)

           SIGNATURE                                     Title                                 Date
           ---------                                     -----                                 ----
/s/ H. Gene Harper                                  Chief Financial Officer and               December 5, 1996
--------------------------                        Secretary (principal accounting
H. Gene Harper                                              officer)

/s/ James W. Inglis                              Senior Executive Vice President              December 5, 1996
--------------------------                                and Director
James W. Inglis

/s/ Richard A. Kaplan                                       Director                          December 5, 1996
--------------------------
Richard A. Kaplan

/s/ Dicky W. McAdams                                        Director                          December 5, 1996
--------------------------
Dicky W. McAdams

/s/ Ronald McSwain                                          Director                          December 5, 1996
--------------------------
Ronald McSwain

/s/ Larry M. Miller                                 Executive Vice President                  December 5, 1996
--------------------------                               and Director
Larry M. Miller

/s/ J. Michael Nixon                                        Director                          December 5, 1996
--------------------------
J. Michael Nixon

/s/ H. Stanley Padgett                              Executive Vice President                  December 5, 1996
--------------------------                                and Director
H. Stanley Padgett

/s/ M.B. Seretean                                     Chairman of the Board                   December 5, 1996
--------------------------
M.B. Seretean

/s/ Herb Wolk                                               Director                          December 5, 1996
--------------------------
Herb Wolk

                                  Exhibit Index

  EXHIBIT                                                                               SEQUENTIAL
  NUMBER                                DESCRIPTION OF EXHIBIT                           PAGE NO.
  ------                                ----------------------                           --------
  4.1               Plan and Agreement of Conversion dated July 30, 1993.

  4.2               Assumption Agreement dated August 30, 1996 by the
                    Registrant to Image Industries, Inc.

  4.3               Form of Non-Qualified Stock Option Agreement.

  5.1               Opinion of Smith, Gambrell & Russell, LLP.

  23.1              Consent of Arthur Andersen LLP.

  23.2              Consent of KPMG Peat Marwick LLP.